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The Instructions and Rules accompanying this Letter of Acceptance and Transmittal should be read carefully before this Letter of Acceptance and Transmittal is completed. The Depositary, the Dealer Manager, the Information Agent (see last page for addresses and telephone numbers) or your broker or other financial advisor will assist you in completing this Letter of Acceptance and Transmittal.

        LETTER OF ACCEPTANCE AND TRANSMITTAL
FOR SHARES OF COMMON STOCK AND SHARES OF CLASS A COMMON STOCK OF
FRISCO BAY INDUSTRIES LTD.

THE OFFERS WILL BE OPEN FOR ACCEPTANCE UNTIL 12:01 A.M. (MONTREAL TIME) ON MARCH 9, 2004 UNLESS THE OFFERS ARE EXTENDED OR WITHDRAWN.

        This Letter of Acceptance and Transmittal, properly completed and duly executed, together with all other required documents, must accompany certificates for shares of Common Stock (the "Common Shares") and shares of Class A Common Stock (the "Class A Shares" and, together with the Common Shares, the "Shares") of Frisco Bay Industries Ltd. (the "Company") deposited pursuant to the Offers (as defined in the Offers To Purchase) dated January 30, 2004 made by 6181708 Canada Inc. (the "Offeror"), an indirect wholly owned subsidiary of The Stanley Works (the "Parent"), to purchase all of the outstanding Shares of the Company. The terms and conditions of the Offers are incorporated by reference in this Letter of Acceptance and Transmittal.

        Capitalized terms used but not defined in this Letter of Acceptance and Transmittal have the meanings set out in the Offers To Purchase (the "Offers To Purchase") and Circular (the "Circular" and, together with the Offers To Purchase, the "Offering Materials").

TO:	The Offeror
The Depositary, Computershare Trust Company of New York at the office referred to herein, or the Canadian Forwarding Agent, Computershare Trust Company of Canada, at the office referred to herein

        The undersigned delivers to you the enclosed certificate(s) for Shares and, subject only to the provisions of the Offers regarding withdrawal, irrevocably accepts the Offers for such Shares upon the terms and conditions contained in the Offering Materials. The following are the details of the enclosed certificate(s):

	Common Shares	Class A Shares	Certificate Number(s)*	Total Number of Shares Represented by Certificate(s)*	Number of Shares Deposited**

DESCRIPTION OF SHARES DEPOSITED

Names(s) and Address(es) of Registered Holders(s) (Please Fill In, If Blank, Exactly as Name(s) Appear(s) on Share Certificates(s))	Share Certificate(s) and Share(s) Deposited (Attach Additional List, If Necessary)

Total Shares

*	Need not be completed by Book-Entry Holders.
**	Unless otherwise indicated, it will be assumed that all Shares represented by Share Certificates delivered to the Depositary or the Canadian Forwarding Agent are being deposited. See Instruction and Rule 7.

☐	Check here if Certificates have been lost or mutilated. See Instruction and Rule 9.

        Delivery of this Letter of Acceptance and Transmittal to an address other than as set forth below will not constitute a valid delivery to the Depositary or the Canadian Forwarding Agent. You must sign this Letter of Acceptance and Transmittal in the appropriate space therefor provided below and, if you are a United States Holder, complete the substitute Form W-9 set forth below. Non-United States Holders should obtain a copy of Form W-8 from the Depositary or the Canadian Forwarding Agent, by visiting www.irs.gov or by calling the Internal Revenue Service at 1-800-TAX-FORM, and complete and sign such form, and deliver such form to the Canadian Forwarding Agent or the Depositary.

        This Letter of Acceptance and Transmittal is to be completed by holders of Shares either if certificates for Shares are to be forwarded herewith or, unless an Agent's Message (as defined in the Offers To Purchase) is utilized in the case of Common Shares, if deposits of the Common Shares are to be made by book-entry transfer to an account maintained by the Depositary at The Depository Trust Company (the "Book-Entry Transfer Facility") pursuant to the procedures set forth in Section 3 of the Offers To Purchase entitled "Manner of Acceptance." Holders of Common Shares who deposit Common Shares by book-entry transfer are referred to herein as "Book-Entry Holders."

        Holders of Common Shares whose certificates for Common Shares are not immediately available or who cannot deliver either the certificates for, or a Book-Entry Confirmation (as defined in Section 3 of the Offers To Purchase entitled "Manner of Acceptance") with respect to, their Common Shares and all other documents required hereby to the Depositary or the Canadian Forwarding Agent prior to the Expiry Time (as defined in the Offers To Purchase) must deposit their Common Shares pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offers To Purchase entitled "Manner of Acceptance."

        The Class A Shares may not be deposited by book-entry transfer or by using a Notice of Guaranteed Delivery.

        The undersigned acknowledges receipt of the Offers To Purchase and represents that (a) the undersigned has full power and authority to deposit, sell, assign and transfer the Shares represented by the enclosed certificates (the "Deposited Shares") and any Distributions (as defined herein) being deposited to the relevant Offer, (b) the Deposited Shares and Distributions have not been sold, assigned or transferred, nor has any agreement been entered into to sell, assign or transfer any of the Deposited Shares and Distributions, to any other Person, (c) the deposit of the Deposited Shares and Distributions complies with applicable laws, and (d) when the Deposited Shares and Distributions are taken up and paid for by the Offeror, the Offeror will acquire good title thereto, free and clear of all liens, hypothecs, restrictions, charges, encumbrances, claims and rights of others, and in accordance with the following:

Ladies and Gentlemen:

        The undersigned hereby deposits to the Offeror the above-described Shares pursuant to the Offers at a price of U.S.$15.25 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offering Materials, receipt of which is hereby acknowledged in this Letter of Acceptance and Transmittal. The undersigned understands that, pursuant to the terms of the Support Agreement, Parent has agreed to cause the Offeror to make the Offers, subject to the Offeror's right to transfer or assign, in whole or from time to time in part, to one or more of its subsidiaries or affiliates the right to purchase all or any portion of the Shares deposited pursuant to the Offers.

        In consideration of the Offers and for value received, subject to, and effective upon, acceptance for payment of and payment for the Deposited Shares deposited herewith in accordance with the terms and subject to the conditions of the Offers, the undersigned irrevocably deposits, sells, assigns and transfers to the Offeror all of the right, title and interest of the undersigned in and to the Deposited Shares and in and to any and all rights and benefits arising from such Deposited Shares, including any and all dividends, distributions, payments, securities, property or other interests (collectively, "Distributions") which may be declared, paid, accrued, issued, distributed, made or transferred on or in respect of the Deposited Shares or any of them after January 30, 2004, as well as the right of the undersigned to receive any and all Distributions. If, on or after January 30, 2004, the Company should declare, make or pay any other Distribution on or with respect to the Deposited Shares, payable or distributable to holders of Shares on a record date prior to the transfer of Deposited Shares taken up pursuant to the Offers to the name of the Offeror or its nominee or transferee on the Company's share register maintained by or on behalf of the Company, then the undersigned acknowledges that, without prejudice to the Offeror's rights under the Support Agreement, (i) in the case of any such cash dividend, distribution or payment in respect of such Shares that does not exceed the cash payable to a holder of Shares under the Offers, the amount of cash payable to the holder of Shares pursuant to the Offers will be reduced by the amount of any such cash dividend, distribution or payment received by the holders and (ii) in the case of any such cash dividend, distribution or payment in respect of such Shares that exceeds the cash payable to a holder of Shares under the Offers, or in the case of any other Distribution, the whole of any such Distribution will, pursuant to the terms of the Offers To Purchase and this Letter of Acceptance and Transmittal, be received and held by the depositing holder for the account of and for the benefit of the Offeror and will be promptly remitted and transferred by the depositing holder to the Depositary or the Canadian Forwarding Agent for the account of the Offeror, accompanied by appropriate documentation of transfer. The undersigned also acknowledges that pending such remittance, the Offeror will be entitled to all rights and privileges as the owner of any such Distribution and may withhold the entire purchase price payable by the Offeror pursuant to the Offers or deduct from the purchase price payable by the Offeror pursuant to the Offers the amount or value thereof, as determined by the Offeror in its sole discretion. In the event of any reduction in the amount paid per Share under the Offers resulting from a cash dividend, distribution or payment as described above, the Offers will be extended, if necessary, in accordance with Section 5 of the Offers To Purchase entitled "Extension and Variation of the Offers" such that not less than 10 business days remain before the Offers expire.

        The undersigned irrevocably constitutes and appoints each of the Depositary, and any director or officer of the Offeror, and any other person designated by the Offeror in writing, the true and lawful agent, mandatary, attorney and attorney-in-fact and proxy of the undersigned with respect to the Deposited Shares taken up and paid for under the Offers and any Distributions on such Deposited Shares with full power of substitution (such power of attorney (mandate), being coupled with an interest, being irrevocable) to, in the name of and on behalf of the undersigned (a) register or record the transfer and/or cancellation of such Deposited Shares and Distributions consisting of securities on the registers of the Company, (b) for as long as any of such Deposited Shares are registered or recorded in the name of the undersigned, exercise any and all rights of such holder including, without limitation, to vote, execute and deliver any and all instruments of proxy, authorizations or consents in form and on terms satisfactory to the Offeror in respect of any or all Deposited Shares, revoke any such instrument, authorization or consent to designate in such instrument, authorization or consent any person or persons as the proxy of such holder in respect of the Deposited Shares for all purposes including, without limitation, in connection with any meeting (whether annual, special or otherwise or any adjournment thereof) of holders of relevant securities of the Company, and (c) execute, endorse and negotiate, for and in the name of and on behalf of such holder, any and all cheques or other instruments representing any Distribution payable to or to the order of, or endorsed in favour of, such holder.

        The undersigned revokes any and all other authority, whether as agent, mandatary, attorney-in-fact, attorney, proxy or otherwise, previously conferred or agreed to be conferred by the undersigned at any time with respect to the Deposited Shares or any Distributions. No subsequent authority, whether as agent, mandatary, attorney-in-fact, attorney, proxy or otherwise, will be granted with respect to the Deposited Shares or any Distributions by or on behalf of the undersigned, unless the Deposited Shares are not taken up and paid for under the Offers.

        The undersigned agrees not to vote any of the Deposited Shares taken up and paid for under the Offers, or Distributions on such Deposited Shares consisting of securities, at any meeting (whether annual, special or otherwise or any adjournment thereof) and not to exercise any of the other rights or privileges attached to any of such Deposited Shares or Distributions consisting of securities, or otherwise act with respect thereto. The undersigned agrees further to execute and deliver to the Offeror, provided not contrary to any applicable law, at any time and from time to time, as and when requested by, and at the expense of the Offeror, any and all instruments of proxy, authorization or consent, in form and on terms satisfactory to the Offeror, in respect of any such Deposited Shares or Distributions consisting of securities. The undersigned agrees further to appoint in any such instruments of proxy the person or persons specified by the Offeror as the proxyholder of the undersigned in respect of such Deposited Shares or Distributions consisting of securities. Upon such appointment, all prior proxies and other authorizations (including, without limitation, all appointments of any agent, attorney or attorney-in-fact) or consents given by the holder of such Deposited Shares with respect thereto will be revoked and no subsequent proxies or other authorizations or consents may be given by such person with respect thereto.

        The undersigned covenants and agrees to execute all such documents, transfers and other assurances as may be necessary or desirable to convey the Deposited Shares and Distributions effectively to the Offeror. Deposits of Deposited Shares pursuant to any one of the procedures described in Section 3 of the Offers To Purchase entitled "Manner of Acceptance" and in the instructions and rules hereto will constitute a binding agreement between the undersigned and the Offeror upon the terms and subject to the conditions of the Offers.

        The undersigned recognizes that, under certain circumstances set forth in the Offers To Purchase, the Offeror may not be required to accept for payment any of the Deposited Shares deposited hereby.

        The undersigned instructs the Offeror and the Depositary, upon the Offeror taking up the Deposited Shares, to mail the cheques by first class mail, postage prepaid, or to hold such cheques for pick-up, in accordance with the instructions and rules given below. Should any Deposited Shares not be purchased, the deposited certificates and other relevant documents shall be returned in accordance with the instructions in the preceding sentence. Holders of Common Shares depositing Deposited Shares by book-entry transfer may request that any Deposited Shares not accepted for payment be returned by crediting such account maintained at the Book-Entry Transfer Facility. The undersigned recognizes that the Offeror has no obligation to transfer any Deposited Shares from the name of the registered holder thereof if the Offeror does not accept for payment any of such Deposited Shares.

        Each authority conferred or agreed to be conferred by the undersigned in this Letter of Acceptance and Transmittal may be exercised during any subsequent legal incapacity or death of the undersigned and all obligations of the undersigned in this Letter of Acceptance and Transmittal shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Offers To Purchase, the deposit of Shares pursuant to this Letter of Acceptance and Transmittal is irrevocable.

        The undersigned hereby declares that the undersigned (a) is not acting for the account or benefit of a person from any jurisdiction outside of Canada or the United States in which the acceptance of the Offers would not be in compliance with the laws of such jurisdiction and (b) is not in, or delivering this Letter of Acceptance and Transmittal from, such a jurisdiction.

        By reason of the use by the undersigned of an English language form of Letter of Acceptance and Transmittal, the undersigned and each of you shall be deemed to have required that any contract evidenced by the Offers as accepted through this Letter of Acceptance and Transmittal, as well as all documents related thereto, be drawn exclusively in the English language. En raison de l'usage d'une lettre d'acceptation et d'envoi en langue anglaise par le soussigné, le soussigné et les destinataires sont présumés avoir requis que tout contrat attesté par l'offre acceptée par cette lettre d'acceptation et d'envoi, de même que tous les documents qui s'y rapportent, soient rédigés exclusivement en langue anglaise.

BOX A
ISSUE CHEQUE(S) IN THE NAME OF (please print or type):

(Name)

(Street Address and Number)

(City and Province or State)

(Country and Postal or Zip Code)

(Telephone—Business Hours)

(Social Insurance or Social Security Number)

(U.S. Residents—Taxpayer Identification Number)
BOX B
SEND CHEQUE(S) (please print or type):
Same Address as Box A ☐ or to:

(Name)

(Street Address and Number)

(City and Province or State)

(Country and Postal or Zip Code)

BOX C
RETURN CERTIFICATES(S) FOR SHARES NOT ACCEPTED FOR PAYMENT TO (please print or type):	CERTIFICATE(S) FOR SUCH SHARES ARE TO BE ISSUED (please print or type):
Same Address as Box ☐ A or to:	As one certificate, or in the following denominations:

(Name)

(Street Address and Number)

(City and Province or State)

(Country and Postal or Zip Code)
Credit Common Shares deposited by book-entry transfer that are not accepted for payment to:

(The Depository Trust Company Account Number)

BOX D
/ /	CHECK HERE IF COMMON SHARES ARE BEING DEPOSITED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE OFFICE OF THE DEPOSITARY AND COMPLETE THE FOLLOWING (please print or type):
Name of Registered Holder:
Date of Execution of Notice of Guaranteed Delivery:
Name of Institution which Guaranteed Delivery:
If delivered by Book-Entry Transfer, complete the following:
The Depository Trust Company Account Number:	Transaction Code Number:

BOX E
/ /
CHECK HERE IF DEPOSITED COMMON SHARES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE DEPOSITARY'S ACCOUNT WITH THE DEPOSITORY TRUST COMPANY AND COMPLETE THE FOLLOWING (ONLY PARTICIPANTS IN THE DEPOSITORY TRUST COMPANY MAY DELIVER COMMON SHARES BY BOOK-ENTRY TRANSFER):

Name of Depositing Institution:
The Depository Trust Company Account Number:	Transaction Code Number:

IMPORTANT
HOLDERS OF SHARES: SIGN HERE AND COMPLETE
(If a United States Holder, also complete Substitute Form W-9 below)

Signatures(s) of Owner(s)
Dated: , 2004

(Must be signed by the registered holder(s) exactly as name(s) appear(s) on the Share certificate(s) or on a security position listing or by person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, please provide the necessary information.)
Name(s):

(Please Print)
Capacity (full title):
Address:	(Include Postal or Zip Code)
Area Code and Telephone Number:
Tax Identification, Social Security or Social Insurance No.:
(U.S. Holders see Substitute Form W-9)
GUARANTEE OF SIGNATURE(S) (See Instructions 1 and 4)

Authorized Signature:

Name (please print):

Title:

Name of Firm:

Address:	(Include Postal or Zip Code)
Area Code and Telephone Number:

Dated: , 2004

INSTRUCTIONS AND RULES

        1.     Use of Letter of Acceptance and Transmittal

  a.
  This Letter of Acceptance and Transmittal is to be used either if Share certificates are to be forwarded herewith or, unless an Agent's Message is utilized in the case of Common Shares, if deposits are to be made pursuant to the procedures for deposit by book-entry transfer set forth in Section 3 of the Offers To Purchase entitled "Manner of Acceptance." Share certificates, or, in the case of Common Shares, timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Common Shares into the Depositary's account at the Book-Entry Transfer Facility, as well as this Letter of Acceptance and Transmittal, properly completed and duly executed, with any required signature guarantees, or an Agent's Message in the case of a book-entry delivery, and any other documents required by this Letter of Acceptance and Transmittal, must be received by the Depositary or the Canadian Forwarding Agent at one of the addresses set forth herein prior to the Expiry Time.

  b.
  This Letter of Acceptance and Transmittal together with accompanying certificates representing the Deposited Shares must be received by the Depositary or the Canadian Forwarding Agent at one of the office specified below before 12:01 a.m. (Montreal time) on March 9, 2004, the Expiry Time, unless the Offers are extended or unless, in the case of Common Shares, the procedures for guaranteed delivery set out in Instruction and Rule 2 below are employed.

  c.
  The method used to deliver this Letter of Acceptance and Transmittal and any accompanying certificates representing Shares is at the option and risk of the holder, and delivery will be deemed effective only when such documents are actually received by the Depositary or the Canadian Forwarding Agent. The Offeror recommends that the necessary documentation be hand delivered to the Depositary or the Canadian Forwarding Agent at any of the offices specified below, and a receipt obtained; otherwise the use of registered mail with return receipt requested, properly insured, is recommended. Holders whose Common Shares are registered in the name of a broker, investment dealer, bank, trust company or other nominee should contact that nominee for assistance in depositing those Common Shares.

        The Class A Shares may not be deposited by book-entry transfer. A Notice of Guaranteed Delivery should not be sent to the Canadian Forwarding Agent, but only directly to the Depositary.

        2.     Procedures for Guaranteed Delivery. If a holder wishes to deposit Common Shares pursuant to the Common Shares Offer and the certificates representing the Common Shares are not immediately available or procedures for book-entry transfer cannot be completed on a timely basis or the holder is not able to deliver the certificates and all other required documents to the Depositary or the Canadian Forwarding Agent at or prior to the Expiry Time, those Common Shares may nevertheless be deposited under the Common Shares Offer provided that all of the following conditions are met:

  a.
  the deposit is made by or through an Eligible Institution;

  b.
  a Notice of Guaranteed Delivery in the form accompanying the Offers To Purchase and Circular or a facsimile thereof, properly completed and duly executed, is received by the Depositary at or prior to the Expiry Time; and

  c.
  the certificate(s) representing deposited Common Shares in proper form for transfer or a Book-Entry Confirmation with respect to all deposited Common Shares, together with this Letter of Acceptance and Transmittal, properly completed and duly executed with any required signature guarantees (or an Agent's Message) and all other documents required by the Letter of Acceptance and Transmittal, are received by the Depositary at its office as set out in the Notice of Guaranteed Delivery at or prior to 5:00 p.m. (Montreal time) on the third trading day on the Nasdaq after the Expiry Time.

        An "Eligible Institution" means a firm that is a Canadian Schedule I chartered bank, a major trust company in Canada, a commercial bank or trust company having no office, branch or agency in the United States of America, a member of a recognized stock exchange in Canada, a member of the Investment Dealers Association of Canada, a member of a national securities exchange in the United States, a member of the National Association of Securities Dealers, Inc., a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, or any other "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended.

  The Class A Shares may not be deposited using a Notice of Guaranteed Delivery.

        The method of delivery of Share certificates, this Letter of Acceptance and Transmittal and all other required documents is at the option and sole risk of the depositing holder, and the delivery will be deemed made only when actually received by the Depositary or the Canadian Forwarding Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

        3.     Signatures. This Letter of Acceptance and Transmittal must be filled in and signed by the holder of Shares accepting the Offers described above or by such holder's duly authorized representative (in accordance with Instruction and Rule 6).

  a.
  If this Letter of Acceptance and Transmittal is signed by the registered owner(s) of the accompanying certificate(s), such signature(s) on this Letter of Acceptance and Transmittal must correspond with the name(s) as registered or as written on the face of such certificate(s) without any change whatsoever, and the certificate(s) need not be endorsed. If such transmitted certificate(s) are owned of record by two or more joint owners, all such owners must sign the Letter of Acceptance and Transmittal.

  b.
  If this Letter of Acceptance and Transmittal is signed by a person other than the registered owner(s) of the accompanying certificate(s):

  i.
  such deposited certificate(s) must be endorsed or be accompanied by an appropriate share transfer power of attorney duly and properly completed by the registered owner(s); and

  ii.
  the signature(s) on such endorsement or power of attorney must correspond exactly to the name(s) of the registered owner(s) as registered or as appearing on the certificate(s) and must be guaranteed as noted in paragraph 4 below.

        4.     Guarantee of Signatures. No signature guarantee on this Letter of Acceptance and Transmittal is required if (i) this Letter of Acceptance and Transmittal is signed by the registered holder of Shares deposited herewith (which term, for purposes of this section, includes any participant in the Book-Entry Transfer Facility system whose name appears on a security position listing as the owner of the Common Shares) unless such registered holder has requested that cheque(s) be issued to a person other than the registered holder(s) as shown on the register of shareholders maintained by the Company or that Shares not purchased be issued to a person other than such registered holder(s) or sent to an address other than the address of the registered holder(s) as shown on the register of holders maintained by the Company or (ii) such Shares are deposited for the account of an Eligible Institution. In all other cases, the signature on this Letter of Acceptance and Transmittal must be guaranteed by an Eligible Institution. If this Letter of Acceptance and Transmittal is executed by a Person other than the registered holder of the Shares represented by the certificate(s) deposited herewith, if cheque(s) are to be issued to a person other than the registered holder(s) as shown on the register of shareholders maintained by the Company, or if Shares not purchased are to be issued to a person other than such registered holder(s) or sent to an address other than the address of the registered holder(s) as shown on the register of holders maintained by the Company, then the certificate(s) must be endorsed or be accompanied by an appropriate share transfer power of attorney duly and properly completed by the registered holder, with the signature on the endorsement panel or share transfer power of attorney guaranteed by an Eligible Institution.

        5.     Stock Transfer Taxes. Except as set forth in this Instruction and Rule 5, the Offeror will pay or cause to be paid any stock transfer taxes with respect to the transfer and sale of purchased Shares to it or its order pursuant to the Offers. If, however, payment of the purchase price is to be made to, or if certificates for Shares not deposited or purchased are to be registered in the name of any person other than the registered holder(s), or if deposited certificates are registered in the name of any person other than the person(s) signing this Letter of Acceptance and Transmittal, the amount of any stock transfer taxes (whether imposed on the registered holder(s) or such person) payable on account of the transfer to such person will be deducted from the purchase price received by such holder(s) pursuant to the Offers (i.e., such purchase price will be reduced) unless satisfactory evidence of the payment of such taxes or exemption therefrom is submitted.

        6.     Fiduciaries, Representatives and Authorizations. Where this Letter of Acceptance and Transmittal is executed by a person on behalf of an executor, administrator, trustee, guardian, corporation, partnership or association or is executed by any other person acting in a representative capacity, this Letter of Acceptance and Transmittal must be accompanied by satisfactory evidence of the authority to act. The Offeror or the Depositary, at their discretion, may require additional evidence of authority or additional documentation.

        7.     Partial Deposits. If less than the total number of Shares evidenced by any certificate submitted is to be deposited, fill in the number of Shares to be deposited in the appropriate space on this Letter of Acceptance and Transmittal. In such case, new certificate(s) for the number of Shares not deposited will be sent to the registered holder unless otherwise provided as soon as practicable after the Expiry Time. The total number of Shares evidenced by all certificates delivered will be deemed to have been deposited unless otherwise indicated.

        8.     28% Backup Withholding; Substitute Form W-9. Under United States Federal income tax laws, a United States Holder whose deposited Shares are accepted for payment is required to provide the Depositary or the Canadian Forwarding Agent with such holder's correct taxpayer identification number ("TIN") on Substitute Form W-9 below. If the Depositary or the Canadian Forwarding Agent is not provided with the correct TIN, or an adequate basis for exemption, the Internal Revenue Service may subject the United States Holder or other payee to a $50 penalty, and the gross proceeds of any payments that are made to such United States Holder or other payee with respect to Shares purchased pursuant to the Offers may be subject to 28% backup withholding. If withholding results in an overpayment of taxes, a refund may be obtained.

        Certain holders of Shares (including, among others, all corporations and certain foreign, including Canadian, individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, the holder must submit a Form W-8, signed under penalties of perjury, attesting to that individual's exempt status. Non-United States Holders should obtain a copy of Form W-8 from the Depositary or the Canadian Forwarding Agent, by visiting www.irs.gov or by calling the Internal Revenue Service at 1-800-TAX-FORM, and complete and sign such form, and deliver such form to the Canadian Forwarding Agent or the Depositary. See the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for more instructions.

        If backup withholding applies, the Depositary is required to withhold 28% of any such payments made to the United States Holder or other payee. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.

        To prevent backup withholding on payments that are made to a United States Holder with respect to Shares purchased pursuant to the Offers, the United States Holder is required to notify the Depositary or the Canadian Forwarding Agent of such United States Holder's correct TIN by completing a Substitute Form W-9 certifying (i) that the TIN provided on Substitute Form W-9 is correct (or that such United States Holder is awaiting a TIN), and (ii) that (a) such United States Holder is exempt from backup withholding or (b) such United States Holder has not been notified by the Internal Revenue Service that such United States Holder is subject to backup withholding as a result of a failure to report all interest or dividends or (c) the Internal Revenue Service has notified such United States Holder that such United States Holder is no longer subject to backup withholding.

        Exempt holders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. To prevent possible erroneous backup withholding, an exempt holder (other than non-resident aliens or foreign individuals) must enter its correct TIN in Part 1 of Substitute Form W-9, write "Exempt" in Part 2 of such form, and sign and date the form. See the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 (the "W-9 Guidelines") for additional instructions. In order for a nonresident alien or foreign entity to qualify as exempt, such person must submit a completed Form W-8, "Certificate of Foreign Status" signed under penalties of perjury attesting to such exempt status. Such forms may be obtained from the Depositary or the Canadian Forwarding Agent, by visiting www.irs.gov or by calling the Internal Revenue Service at 1-800-TAX-FORM.

        If you do not have a TIN, consult the W-9 Guidelines for instructions on applying for a TIN, write "Applied For" in the space for the TIN in Part 1 of the Substitute Form W-9, and sign and date the Substitute Form W-9 and the Certificate of Awaiting Taxpayer Identification Number set forth herein. If you do not provide your TIN to the Depositary or the Canadian Forwarding Agent within 60 days, backup withholding will begin and continue until you furnish your TIN to the Depositary or the Canadian Forwarding Agent. Note: writing "applied for" on the form means that you have already applied for a TIN or that you intend to apply for one in the near future.

        The holder is required to give the Depositary or the Canadian Forwarding Agent the TIN of the record owner of the Shares or of the last transferee appearing on the transfers attached to, or endorsed on, the Shares. If the Shares are in more than one name or are not in the name of the actual owner, consult the enclosed "W-9 Guidelines" for additional guidance on which number to report.

        9.     Lost, Stolen or Destroyed Certificates. If any certificate(s) representing Shares have been lost, destroyed or stolen, the holder of Shares should promptly notify Carolyn O'Neill of American Stock Transfer and Trust Company, the transfer agent for the Company, at (718) 921-8206 and check the box under "Description of Shares Deposited." The holder will then be instructed as to the steps which must be taken in order to replace the Share certificate(s). This Letter of Acceptance and Transmittal and related documents cannot be processed until the procedures for replacing lost, destroyed or stolen Share certificates have been followed.

        10.   Miscellaneous.

  a.
  If the space on this Letter of Acceptance and Transmittal is insufficient to list all certificates for Deposited Shares, additional certificate numbers and number of Deposited Shares may be included on a separate signed list affixed to this Letter of Acceptance and Transmittal.

  b.
  If Deposited Shares are registered in different forms (e.g. "John Doe" and "J. Doe"), a separate Letter of Acceptance and Transmittal should be signed for each different registration.

  c.
  No alternative, conditional or contingent deposits will be accepted.

  d.
  Any agreement resulting from the acceptance of the Offers will be construed in accordance with and governed by the laws of the Province of Quebec (excluding any rule or principle of conflict of laws which might refer such interpretation to the laws of another jurisdiction) and the federal laws of Canada applicable thereto. Each party to any agreement resulting from the acceptance of the Offers unconditionally and irrevocably submits to the exclusive jurisdiction of the courts of the Province of Quebec.

  e.
  Additional copies of the Offers To Purchase and Circular, the Letter of Acceptance and Transmittal and the Notice of Guaranteed Delivery may be obtained from the Dealer Manager or the Information Agent at any of their respective offices at the addresses listed below.

This Letter of Acceptance and Transmittal or, if applicable, an Agent's Message together with Share certificates or confirmation of Book-Entry Transfer or a properly completed and duly executed Notice of Guaranteed Delivery and all other required documents must be received by the Depositary or, if permitted, the Canadian Forwarding Agent on or prior to the Expiry Time.

TO BE COMPLETED BY ALL UNITED STATES HOLDERS

(SEE INSTRUCTION AND RULE 8)

PAYOR'S (DEPOSITARY'S) NAME: Computershare Trust Company of New York
SUBSTITUTE Form W-9	PART 1—PLEASE PROVIDE YOUR TIN IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW.	TIN	(Social Security Number or Employer Identification Number)
Department of the Treasury Internal Revenue Service	PART 2—FOR PAYEES EXEMPT FROM BACKUP WITHHOLDING (SEE INSTRUCTIONS)
Parer's Request for Taxpayer's Identification Number ("TIN") and Certification	PART 3—CERTIFICATIONS—UNDER PENALTIES OF PERJURY. I CERTIFY THAT: (1) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me) and (2) I am not subject to backup withholding either because: (a) I am exempt from backup withholding; or (b) I have not been notified by the Internal Revenue Service (the "IRS") that I am subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.
	Signature:	Date

You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return.

You must complete the following certificate if you wrote "applied for"
in Part 1 of Substitute Form W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number to the payor (depositary) within 60 days, 28% of all reportable payments made to me will be withheld.
Signature:	Date:
Note:	Failure to complete and return this form may result in backup withholding of 28% of any payments made to you pursuant to the Offers. Please review the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional details.

        The Letter of Acceptance and Transmittal, certificates for Shares and any other required documents should be sent or delivered by each holder of Shares or his or her broker, dealer, commercial bank, trust company or other nominee to the Depositary or the Canadian Forwarding Agent at one of the addresses set forth below:

The Depositary for the Offers is:

COMPUTERSHARE TRUST COMPANY OF NEW YORK

By Mail: Computershare Trust Company of New York Wall Street Station P.O. Box 1010 New York, NY 10268-1010	By Facsimile Transmission (for Eligible Institutions only): (212) 701-7636 For Confirmation Only Telephone: (212) 701-7635	By Hand/Overnight Delivery: Computershare Trust Company of New York Wall Street Plaza 88 Pine Street, 19th Floor New York, NY 10005

The Canadian Forwarding Agent for the Offers is:

COMPUTERSHARE TRUST COMPANY OF CANADA

By Mail: 1500 University Street, Suite 700 Montreal, Quebec H3A 3S8 Canada	By Hand or Courier: 650 de Maisonneuve Street West, 7th Floor Montreal, Quebec

        Questions and requests for assistance may be directed to the Information Agent or the Dealer Manager at their respective addresses and telephone numbers listed below. Additional copies of the Offers To Purchase, the Letter of Acceptance and Transmittal and other offer materials may be obtained from the Information Agent or the Dealer Manager as set forth below, and will be furnished promptly at Offeror's expense. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offers.

The Information Agent for the Offers is:

17 State Street—10th Floor
New York, New York 10004
Banks and Brokers call (212) 440-9800
All others call Toll-Free (800) 849-5069

The Dealer Manager for the Offers is:

UBS SECURITIES LLC

677 Washington Boulevard
Stamford, Connecticut 06901
Call Toll Free: (877) 312-4257

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INSTRUCTIONS AND RULES